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        UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D. C.  20549

                      --------------------

                            FORM 8-K
                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported) February 9, 1999


                       SOUTHERN UNION COMPANY
     (Exact name of registrant as specified in its charter)



          Delaware                1-6407          75-0571592
(State or other jurisdiction   (Commission     (I.R.S. Employer
of incorporation or organiza-  File Number)   Identification No.)
            tion)


    504 Lavaca Street, Eighth Floor                   78701
            Austin, Texas                           (Zip Code)
(Address of principal executive offices)


    Registrant's telephone number, including area code:
                        (512)  477-5852


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ITEM 5.  OTHER EVENTS

Southern Union Company (the "Company") confirmed on February 22, 1999 that it had submitted a proposal to the Board of Directors of Southwest Gas Corporation ("Southwest Gas") to acquire all of Southwest Gas' outstanding common stock for $32 per share in cash pursuant to a merger agreement on terms essentially the same (except for price) as Southwest Gas' pending merger agreement with ONEOK, Inc.

An acquisition of Southwest Gas would increase Southern Union's customer base by 1.2 million customers, to total more than 2.2 million customers. Currently, Southern Union serves customers in Texas, Missouri, Florida and Mexico. Southwest Gas serves customers in Nevada, Arizona and California.

ITEM 7.  EXHIBIT

     20(a)  Southern Union Company press release dated
            February 22, 1999 announcing its proposal to acquire
            Southwest Gas Corporation's outstanding common stock at $32 per share pursuant to a merger.


                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                SOUTHERN UNION COMPANY
                                ----------------------
                                     (Registrant)


Date   February 24, 1999        By RONALD J. ENDRES
     ---------------------         ----------------------------
                                   Ronald J. Endres
                                   Executive Vice President and
                                   Chief Financial Officer


Date   February 24, 1999        By DAVID J. KVAPIL
     ---------------------         ----------------------------
                                   David J. Kvapil
                                   Senior Vice President and
                                   Corporate Controller
                                   (Principal Accounting Officer)